Sub-Item 77 O

Transactions effected pursuant to Rule 10f-3


TAMARACK FUNDS TRUST: Tamarack Tax-Free Money Market Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period September 30, 2007 through March
31, 2008 in accordance with the Trust's Rule 10f-3
Procedures.

ISSUER: State of California 2007 - 08 Revenue Anticipation Notes
Trade Date: 10-26-07
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Bank of America
Shares Purchased: 25 MM
Purchase Price Per Share: 100.407
% of Issue: .3571%


TAMARACK FUNDS TRUST: Tamarack Institutional Tax-Free Money
Market Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period September 30, 2007 through March
31, 2008 in accordance with the Trust's Rule 10f-3
Procedures.

ISSUER: State of California 2007 - 08 Revenue Anticipation Notes
Trade Date: 10-26-07
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Bank of America
Shares Purchased: 15MM
Purchase Price Per Share: 100.407
% of Issue: .2143%